Exhibit 23.7

February 26, 2007

Tongjitang Chinese Medicines Company

5th Floor, Block B

Baiying Medical Device Park

Nanhai Avenue South, Nanshan District

Shenzhen, Guangdong Province 518067

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Tongjitang Chinese Medicines Company (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on February 26, 2007 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Harry Genant
Dr. Harry Genant